September 15, 2008

By E-mail

Mr. Tim Taylor
Chairman, Board of Directors
Coastal Capital Acquisition Corp.
Columbus, Georgia

Dear Tim:

Further to my recent conversations with Jeff, please allow this letter to serve as my formal resignation from the board of directors, effective immediately.  While I have enjoyed having the opportunity to serve on the board, my other time commitments - both personal to my newborn daughter and professional to my other newly acquired business interests - require the focus of my attention elsewhere.  As such, I do not feel that I can sufficiently provide you with the effort required at this stage in your company’s development.

There is tremendous opportunity for the business model you are developing, and I wish you the best of luck in the execution of your plans.  Of course I will remain a shareholder so my wishes of success will hopefully ring true.  Please also pass along my sincere wishes to other members of the board and management team.

Kindest personal regards,

By: /s/ Mark Lewis
Name:  Mark Lewis

Cc:           Mr. Jeff Smith